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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-140251

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 7, 2007)

2,800,000 Shares of Common Stock

We are offering directly to selected investors up to 2,800,000 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Global Market under the symbol "MNTA." On December 11, 2008, the last reported sale price for our common stock on the Nasdaq Global Market was $10.70 per share.

We have retained Leerink Swann LLC as our placement agent to use its best efforts to solicit offers to purchase our common stock in this offering. The placement agent has no obligation to buy any of the shares of our common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of the shares of common stock. See "Plan of Distribution" beginning on page S-32 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See "Risk Factors," beginning on page S-7 of this prospectus supplement, and those contained in our incorporated documents, to read about factors you should consider before buying shares of our common stock.

	Per Share	Total[1]
Public offering price	$9.000	$25,200,000
Placement Agent's fees	$0.297	$831,600
Proceeds, before expenses, to us	$8.703	$24,368,400

(1)
Assumes all shares offered under this prospectus supplement and accompanying prospectus are sold.

We expect the total offering expenses, excluding the placement agency fee, to be approximately $225,000 for all sales pursuant to this prospectus supplement and accompanying prospectus. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual public offering amount, placement agency fee and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above.

Delivery of the shares will be made to purchasers on or about December 16, 2008. The shares of common stock will be delivered in book-entry form through The Depository Trust Company, New York, New York. Purchaser funds will be deposited into an escrow account and held until jointly released by us and the placement agent on the date the shares of common stock are to be delivered to the purchasers. All funds received will be held in an interest bearing account.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Leerink Swann

The date of this prospectus supplement is December 11, 2008

i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the common stock we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement, provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        You should rely only on the information contained in this prospectus supplement or incorporated by reference herein and contained, or incorporated by reference, in the accompanying prospectus. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or incorporated by reference herein and contained, or incorporated by reference, in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled "Where You Can Find More Information" in the accompanying prospectus.

        We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

        Unless otherwise stated, all references to "we," "us," "our," "Momenta," the "Company" and similar designations refer to Momenta Pharmaceuticals, Inc. Our logo, trademarks and service marks are the property of Momenta. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

 PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the "Risk Factors" section beginning on page S-7 of this prospectus supplement and the financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.

Our Business

        Momenta is a biotechnology company with a product pipeline of both complex generic and novel drugs. This pipeline is derived from our proprietary, innovative technology platform for the detailed structural analysis of complex mixture drugs. We use this platform to study the structure (thorough characterization of chemical components), structure-process (design and control of manufacturing process), and structure-activity (relating structure to biological and clinical activity) of complex mixture drugs.

Complex Mixture Generics Portfolio

        Our complex generics effort is focused on building a thorough understanding of the structure and structure-process of complex mixture drugs to develop generic versions of marketed products. We utilize a similar development approach across all of our product candidates. Our first objective is to apply our core analytical technology to thoroughly characterize the marketed product by defining its chemical composition. Using this information, we then build an extensive understanding of the structure-process relationship to design and control our manufacturing process to reproducibly manufacture the product. Our goal is to obtain United States Food and Drug Administration, or FDA, approval for and commercialize generic or follow-on versions of complex mixture products, thereby providing high quality, safe, and affordable medicines to patients in need.

        Our most advanced product candidate, M-Enoxaparin, is designed to be a technology-enabled generic version of Lovenox® (enoxaparin sodium injection), a low molecular weight heparin, or LMWH, used to prevent and treat deep vein thrombosis, or DVT, and to support the treatment of acute coronary syndromes, or ACS. This drug is a complex mixture of polysaccharide chains derived from naturally sourced heparin. Our second major generic product candidate is M356, a technology-enabled generic version of Copaxone (glatiramer acetate injection), a drug that is indicated for the reduction of the frequency of relapses in patients with Relapse-Remitting Multiple Sclerosis, or RRMS. Copaxone consists of a complex mixture of polypeptide chains. With M356, we have extended our core characterization capabilities from the characterization of complex polysaccharide mixtures to include the characterization of complex polypeptide mixtures. Our next two product candidates, M178 and M249, and our ongoing research program, are focused on developing generic or follow-on versions of marketed therapeutic proteins. All therapeutic proteins are derived from natural or cell based manufacturing sources that create complex mixtures. With this effort, we are further extending our core characterization and manufacturing capabilities to additionally include the characterization of complex glycoprotein products.

        In 2003, we formed a collaboration, the 2003 Sandoz Collaboration, with Sandoz N.V. and Sandoz Inc., affiliates of Novartis AG, to jointly develop, manufacture and commercialize M-Enoxaparin in the United States. Sandoz N.V. later assigned its rights and obligations under the 2003 Sandoz Collaboration to Sandoz AG. We refer to Sandoz AG and Sandoz Inc. collectively as Sandoz.

        In July 2006, we entered into a series of agreements, including a Stock Purchase Agreement and an Investor Rights Agreement with Novartis Pharma AG and a Memorandum of Understanding, or MOU, with Sandoz AG, an affiliate of Novartis Pharma AG. In June 2007, we and Sandoz AG executed a definitive collaboration and license agreement, or the Definitive Agreement, which superseded the MOU. We and Sandoz AG amended the Definitive Agreement in April 2008. We refer to this series of agreements collectively as the 2006 Sandoz Collaboration. Under the 2006 Sandoz Collaboration, we and

Sandoz agreed to jointly develop, manufacture and commercialize M356 worldwide and also expanded the geographic markets covered by the 2003 Sandoz Collaboration related to M-Enoxaparin to include the European Union. We further agreed to exclusively collaborate on the development and commercialization of two other products, M178 and M249, in specified regions of the world.

        In accordance with the 2003 Sandoz Collaboration, Sandoz has submitted abbreviated new drug applications, or ANDAs, in its name to the FDA for M-Enoxaparin in syringe and vial forms seeking approval to market M-Enoxaparin in the United States. Both ANDAs currently include a paragraph IV certification stating that Sanofi-Aventis' patents listed in the Orange Book for Lovenox are, among other things, invalid and unenforceable.

        The FDA is currently reviewing both M-Enoxaparin ANDAs, including our manufacturing data and technology and characterization methodology. In parallel, and in collaboration with Sandoz, we are supporting the FDA's review of the ANDAs and preparing for the commercialization of M-Enoxaparin, if and when approved, by advancing manufacturing, supply chain, and sales and marketing objectives. In November 2007, Sandoz received a letter from the FDA stating that the syringe ANDA for M-Enoxaparin was not approvable in its then-current form because the ANDA did not adequately address the potential for immunogenicity of the drug product. In early 2008, we and Sandoz provided the FDA with a proposed plan for addressing the potential for the immunogenicity of the drug product. In April 2008, the FDA responded to the proposal and provided additional guidance which indicated general concurrence with our approach and proposal. The FDA also requested additional data from in vitro and in vivo animal tests, the testing of additional samples for tests previously proposed, and additional information regarding certain of the methods proposed. On September 26, 2008, Sandoz submitted an amendment to the M-Enoxaparin ANDA which we believe is a complete response to the FDA addressing the potential for immunogenicity of the drug product. The FDA has not requested human clinical trials at this time; however, there can be no assurances that the FDA will not require such studies in the future.

        In accordance with the 2006 Sandoz Collaboration, in December 2007, Sandoz submitted to the FDA an ANDA in its name containing a paragraph IV certification seeking approval to market M356 in the United States. In July 2008, the FDA notified Sandoz that it had accepted the ANDA for review as of December 27, 2007. In addition, the FDA's published database indicates that the first substantially complete ANDA submitted for glatiramer acetate injection containing a paragraph IV certification was filed on December 27, 2007 making the ANDA eligible for the grant of a 180-day exclusivity period upon approval.

Novel Drugs Portfolio

        Our novel drug research and development efforts leverage our analytical technology platform and structure-process knowledge to study the structure-activity of complex mixtures in order to develop novel drugs. With our capabilities to thoroughly characterize complex mixtures, we are targeting our efforts to understand the relationship between structure and the biological and therapeutic activity of various complex mixture drugs. Our goal is to capitalize on the structural diversity and multi-targeting potential of these complex mixtures to engineer novel drugs that we believe will meet key unmet medical needs in various diseases. While we believe that our capabilities to engineer improved and novel complex mixture drugs can be applied across several product categories with significant therapeutic potential (i.e., polysaccharides, polypeptides and glycoproteins), our initial focus has been in the area of complex polysaccharide mixtures.

        Our lead novel drug candidate, M118, is a LMWH that has been engineered to possess what we believe will be an improved therapeutic profile (compared with other currently marketed products) to support the treatment of ACS. Within our research program, we are seeking to discover and develop novel therapeutics by applying our technology to better understand the function of these polysaccharide mixtures in biological processes, with an initial focus in oncology.

Company Background

        We were incorporated in Delaware in May 2001 under the name Mimeon, Inc. In September 2002, we changed our name to Momenta Pharmaceuticals, Inc. Since our inception, we have incurred annual net losses. As of September 30, 2008, we had an accumulated deficit of $238.7 million. We expect to incur substantial and increasing losses for the next several years as we develop our product candidates, expand our research and development activities and prepare for the commercial launch of our product candidates. Additionally, we plan to continue to evaluate possible acquisitions or licensing of rights to additional technologies, products or assets that fit within our growth strategy. Accordingly, we will need to generate significant revenues to achieve and then maintain profitability.

        Since our inception, we have had no revenues from product sales. Our revenues have all been derived from our 2003 Sandoz Collaboration and 2006 Sandoz Collaboration and primarily consist of amounts earned by us for reimbursement by Sandoz of research and development services and development costs for certain programs. To date, we have devoted substantially all of our capital resource expenditures to the research and development of our product candidates.

        Our principal executive offices are located at 675 West Kendall Street, Cambridge, Massachusetts 02142, and our telephone number is (617) 491-9700. Our Internet address is www.momentapharma.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive technical reference only.

 The Offering

Common stock offered by us	2,800,000 shares
Common stock outstanding after the offering	39,722,162 shares
Use of Proceeds
We intend to use the net proceeds from this offering for general corporate and working capital purposes, including research and development expenses, manufacturing expenses, clinical trial costs, general and administrative expenses, and potential acquisitions of, or investments in, companies, products and technologies that complement our business. See "Use of Proceeds."
Risk Factors	You should read the "Risk Factors" section beginning on page S-7 of this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.
NASDAQ Global Market symbol	MNTA

        The number of shares outstanding after this offering is based on 36,922,162 shares of our common stock outstanding as of September 30, 2008, and excludes:

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  3,968,420 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $11.31 per share; and

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  an aggregate of 3,136,349 additional shares of our common stock reserved for future issuance under our stock incentive plans.

 SUMMARY FINANCIAL DATA

        The statement of operations data for each of the three years ended December 31, 2007 have been derived from our audited financial statements. The statement of operations data for the nine months ended September 30, 2008 and 2007, and the balance sheet data as of September 30, 2008, are unaudited but include, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. You should read the data presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related footnotes incorporated by reference in this prospectus.

	Year Ended December 31,			Nine Months Ended September 30,
	2005	2006	2007	2007	2008
	(in thousands, except per share information)
Statement of Operations Data:
Collaboration revenue	$13,011	$15,999	$21,561	$11,563	$11,628
Operating expenses:
Research and development	23,710	46,916	69,899	50,307	39,924
General and administrative	14,059	28,466	28,219	21,964	18,391

Total operating expenses	37,769	75,382	98,118	72,271	58,315

Loss from operations	(24,758)	(59,383)	(76,557)	(60,708)	(46,687)
Interest income	3,353	7,974	8,484	6,688	3,041
Interest expense	(257)	(504)	(808)	(571)	(622)

Net loss	$(21,662)	$(51,913)	$(68,881)	$(54,591)	$(44,268)

Basic and diluted net loss per share	$(0.79)	$(1.62)	$(1.93)	$(1.53)	$(1.24)

Shares used in computing basic and diluted net loss per share	27,283	32,103	35,639	35,621	35,787

        The following table summarizes our balance sheet data at September 30, 2008:

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  On an actual basis; and

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  As adjusted to reflect our sale of the shares of common stock offered by us at an offering price of $9.00 per share, after deducting the placement agency fee and estimated offering expenses payable by us.

	As of September 30, 2008
	Actual	As Adjusted
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$36,344	$60,487
Marketable securities	59,068	59,068
Working capital	85,983	110,126
Total assets	121,766	145,909
Total long-term obligations	14,789	14,789
Total liabilities	30,372	30,372
Accumulated deficit	(238,668)	(238,668)
Total stockholders' equity	91,394	115,537

 RISK FACTORS

        Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements contained or incorporated by reference in this prospectus. Factors that could cause or contribute to such differences include those factors discussed below. The following risk factors should be considered carefully together with the information provided elsewhere in the prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and any other documents we incorporate by reference in evaluating this offering. We have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If any of the following risks actually occur, our business, prospects, financial condition and operating results would likely suffer, possibly materially.

Risks Relating to our Business

We have a limited operating history and have incurred a cumulative loss since inception. If we do not generate significant revenues, we will not be profitable.

        We have incurred significant losses since our inception in May 2001. At September 30, 2008, our accumulated deficit was approximately $238.7 million. We have not generated revenues from the sale of any products to date. We expect that our annual operating losses will increase over the next several years as we expand our drug commercialization, development and discovery efforts. To become profitable, we must successfully develop and obtain regulatory approval for our existing drug candidates, and effectively manufacture, market and sell any drugs we successfully develop. Accordingly, we may never generate significant revenues and, even if we do generate significant revenues, we may never achieve profitability.

        To become and remain profitable, we must succeed in developing and commercializing drugs with significant market potential. This will require us to be successful in a range of challenging activities: developing drugs; obtaining regulatory approval for them through either existing or new regulatory approval pathways; and manufacturing, marketing and selling them. We may never succeed in these activities and may never generate revenues that are significant or large enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would cause the market price of our common stock to decrease and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations.

If we fail to obtain approval for and commercialize our most advanced product candidate, M-Enoxaparin, we may have to curtail our product development programs and our business would be materially harmed.

        We have invested a significant portion of our time, financial resources and collaboration efforts in the development of our most advanced product candidate, M-Enoxaparin, a technology-enabled generic version of Lovenox. Our near-term ability to generate revenues and our future success, in large part, depend on the successful development and commercialization of M-Enoxaparin.

        In accordance with our 2003 Sandoz Collaboration, Sandoz has submitted ANDAs to the FDA seeking approval to market M-Enoxaparin in the United States. FDA approval of an ANDA is required before marketing of a generic equivalent of a drug previously approved under a New Drug Application, or NDA. In November 2007, Sandoz received a letter from the FDA stating that the syringe ANDA for M-Enoxaparin was not approvable, because the ANDA did not adequately address the potential for immunogenicity of the drug product. In September 2008, Sandoz submitted an amendment to the M-Enoxaparin ANDA which we believe is a complete response to the FDA addressing the potential for immunogenicity of the drug product. If this response fails to answer the FDA's questions related to the potential for immunogenicity of the drug product to the satisfaction of the FDA, if we are unable to satisfactorily demonstrate therapeutic equivalence, if the FDA disagrees with our characterization approach or does not agree that M-Enoxaparin is equivalent to Lovenox, or if we otherwise fail to meet

FDA requirements for the ANDA (including, but not limited to, manufacturing and bioequivalence requirements) or fail to obtain FDA approval for, and successfully commercialize, M-Enoxaparin, we may never realize revenue from this product and we may have to curtail our other product development programs. As a result, our business would be materially harmed.

If other generic versions of enoxaparin are approved and successfully commercialized, our business would suffer.

        In March 2003, Amphastar and Teva each submitted ANDAs for generic versions of Lovenox with the FDA. In 2007, Hospira, Inc. filed ANDAs for generic versions of Lovenox with the FDA. In addition, other third parties, including, without limitation, Sanofi-Aventis, may seek approval to market generic versions of Lovenox in the United States. If a competitor obtains FDA approval or if Sanofi-Aventis decides to market its drug as a generic or license it to another company to be sold as a generic, both known as authorized generics, the financial returns to us from the marketing of M- Enoxaparin would be materially adversely affected. Under these circumstances, we may not gain any competitive advantage and the resulting market price for our M-Enoxaparin product may be lower, our commercial launch may be delayed or we may not be able to launch our product at all. Also, we may never achieve significant market share for M-Enoxaparin if one or more third parties markets generic versions of Lovenox. Under the Hatch-Waxman Act, any developer of a generic drug that is first to have its ANDA accepted for review by the FDA, and whose submission includes a paragraph IV certification, is eligible to receive a 180-day period of generic market exclusivity. Sandoz was not the first applicant to file an enoxaparin ANDA with a paragraph IV certification, so Sandoz will be forced to wait until the expiration of Teva and/or Amphastar's exclusivity period, which will be April 1, 2009, before the FDA will be able to finally approve its application. As a result, Teva and/or Amphastar may have the opportunity to establish long term supply agreements with institutional customers before we can enter the market, which would hinder our ability to penetrate the market for generic enoxaparin products.

        The 2003 Sandoz Collaboration contains terms which specify the sharing of commercial returns of M-Enoxaparin between us and Sandoz. Under circumstances when one or more third parties successfully commercialize a generic version of Lovenox, significantly less favorable economic terms for us would be triggered. Consequently, if other generic versions of Lovenox are approved and commercialized, our revenues from M-Enoxaparin would be reduced and, as a result, our business, including our near-term financial results and our ability to fund future discovery and development programs, would suffer.

Patent litigation with Teva Pharmaceutical Industries Ltd., the innovator of Copaxone, may cause delays and additional expense in the commercialization of M356. If we are not successful in commercializing M356 or are significantly delayed in doing so, our business may be materially harmed.

        In July 2008, the FDA accepted for review the ANDA containing a paragraph IV certification for generic Copaxone submitted by Sandoz. In response, in August 2008 Teva Pharmaceutical Industries Ltd. and related entities sued Sandoz, Novartis AG and us for patent infringement. This litigation could significantly delay, impair or prevent our ability to commercialize M356 and our business could be materially harmed. Litigation involves many risks and uncertainties, and there is no assurance that Novartis AG, Sandoz or we will prevail in any lawsuit with Teva Pharmaceutical Industries. In addition, Teva Pharmaceutical Industries has significant resources and any litigation with Teva Pharmaceutical Industries could last a number of years, potentially delaying or prohibiting the commercialization of M356.

If other generic versions of our generic and novel drug products are approved and successfully commercialized, our business would suffer.

        We expect that certain of our generic product candidates may face intense and increasing competition from other manufacturers of generic and/or branded products. As patents for branded products and related exclusivity periods expire, manufacturers of generic products may receive regulatory approval for generic equivalents and may be able to achieve significant market penetration. As this happens, or as branded manufacturers launch authorized generic versions of such products, market share, revenues and gross profit typically decline, in some cases, dramatically. If any of our generic product offerings, including M-Enoxaparin or M356, enter markets with a number of competitors, we may not achieve significant market share, revenues or gross profit. In addition, as other generic products are introduced to the markets in which we participate, the market share, revenues and gross profit of our generic products could decline.

We utilize new technologies in the development of some of our products that have not been reviewed or accepted by regulatory authorities.

        The basis for approval of some of our products in current or future development, including M-Enoxaparin and M356, is new technologies that have not previously been accepted by the FDA or other regulatory authorities. The FDA's review and acceptance of our technologies may take time and resources, require independent third-party analysis or not be accepted by the FDA and other regulatory authorities. For some of our products, the regulatory approval path and requirements may not be clear, which could add significant delay and expense. Delays or failure to obtain regulatory approval of any of the products that we develop would adversely affect our business.

If we or our collaborative partners are unable to obtain sufficient quantities of raw materials, experience manufacturing difficulties or are unable to manufacture sufficient quantities of our product candidates, including M-Enoxaparin and M118, our development and commercialization efforts may be materially harmed.

        We have limited personnel with experience in, and we do not own facilities for, manufacturing any products. We depend upon our collaborative partners and other third parties to provide raw materials, manufacture the drug substance, produce the final drug product and provide certain analytical services with respect to our product candidates, including M-Enoxaparin. We, our collaborative partners or our third-party contractors may have difficulty meeting FDA manufacturing requirements, including, but not limited to, reproducibility, validation and scale-up, and continued compliance with current good manufacturing practices requirements. In addition, in early 2008, a contaminant was identified in some supplies of unfractionated heparin, or UFH. UFH is a starting material for some of our product candidates, and therefore this event may have an adverse impact on the supply of starting materials for some of our product candidates and we, our collaborative partners or our third-party contractors may have difficulty producing products in the quantities necessary to meet FDA requirements or meet anticipated market demand. If we, our collaborative partners or our third-party manufacturers or suppliers are unable to satisfy the FDA pre-approval manufacturing requirements for our product candidates, or are unable to produce our products in sufficient quantities to meet the requirements for the launch of the product or to meet future demand, our revenues and gross margins could be adversely affected.

If the raw materials, including UFH, used in our products become difficult to obtain, significantly increase in cost or become unavailable, we may be unable to produce our products and this would have a material adverse impact on our business.

        We and our collaborative partners and vendors obtain certain raw materials, including UFH, from suppliers who in turn source the materials from other countries. The FDA has recently placed restrictions on the import of some raw materials from China and imposed testing requirements, and may in the future place additional restrictions and testing requirements, on the use of raw materials, including UFH, in products intended for sale in the United States, including our M-Enoxaparin, M118 and other products. As a result, the raw materials, including UFH, used in our products may become difficult to obtain, significantly increase in cost, or become unavailable to us. If any of these events occur, we may be unable to produce our products in sufficient quantities to meet the requirements for the commercial launch of the product or to meet future demand, which would have a material adverse impact on our business.

We will require substantial additional funds to execute our business plan and, if additional capital is not available, we may need to limit, scale back or cease our operations.

        As of September 30, 2008, we had cash, cash equivalents and marketable securities totaling $95.4 million. For the nine months ended September 30, 2008, we had a net loss of $44.3 million and used cash in operating activities of $38.1 million. We will continue to require substantial funds to conduct research and development, process development, manufacturing, preclinical testing and clinical trials of our drug candidates, as well as funds necessary to manufacture and market any products that are approved for commercial sale. Because successful development of our drug candidates is uncertain, we are unable to estimate the actual funds we will require to complete research and development and commercialize our products under development.

        Our future capital requirements may vary depending on the following:

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  the advancement of our generic product candidates and other development programs;

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  the timing of FDA approval of the products of our competitors;

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  the cost of litigation, including potential patent litigation with Sanofi-Aventis relating to Lovenox or Teva Pharmaceuticals Industries relating to Copaxone that, in either case, is not otherwise covered by our collaboration agreement, or potential patent litigation with others, as well as any damages, including possibly treble damages, that may be owed to third parties should we be unsuccessful in such litigation;

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  the time and costs involved in obtaining regulatory approvals;

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  the continued progress in our research and development programs, including completion of our preclinical studies and clinical trials;

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  the potential acquisition and in-licensing of other technologies, products or assets; and

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  the cost of manufacturing, marketing and sales activities, if any.

        We may seek additional funding in the future and intend to do so through collaborative arrangements and public or private equity and debt financings. Any additional capital raised through the sale of equity may dilute your percentage ownership of our common stock. Capital raised through debt financing would require us to make periodic interest payments and may impose potentially restrictive covenants on the conduct of our business. Additional funds may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our research or development programs. We also could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to some of our technologies, product candidates or products which we would otherwise pursue on our own.

Patent litigation with Sanofi-Aventis, the innovator of Lovenox, may cause delays and additional expense in the commercialization of M-Enoxaparin. If we are not successful in commercializing M-Enoxaparin or are significantly delayed in doing so, our business would be materially harmed, which could include without limitation the curtailment of our other development programs.

        Companies that produce branded pharmaceutical products for which there are unexpired patents listed in the FDA's "Approved Drug Products with Therapeutic Equivalence Evaluations," or the Orange Book, often bring patent infringement litigation against applicants seeking FDA approval to manufacture and market generic forms of the branded products before patent expiration. Litigation against Sandoz, us or others with respect to Lovenox may cause delays and additional expense in the commercialization of M-Enoxaparin.

        Currently, Sanofi-Aventis has two listed patents for Lovenox in the Orange Book, United States Patent No. 5,389,618, or the '618 Patent, and its counterpart, Reissue Patent No. 38,743, or the '743 Reissue Patent. Sanofi-Aventis has reported that the claims of the '618 Patent are identical or substantially identical to the corresponding claims of the '743 Reissue Patent. According to Sanofi-Aventis, by operation of law, the '618 Patent ceased to exist and has been replaced by the '743 Reissue Patent. According to the Orange Book, the '743 Reissue Patent expires February 14, 2012.

        Sanofi-Aventis has brought lawsuits for patent infringement; one against Amphastar Pharmaceuticals, Inc., or Amphastar, and Teva Pharmaceuticals USA, Inc., or Teva, and two separate patent infringement lawsuits against Sandoz.

Amphastar/Teva Patent Infringement Lawsuit

        In September 2003, prior to issuance of the '743 Reissue Patent, Sanofi-Aventis announced that it had received individual notices from Amphastar and Teva indicating that each had submitted to the FDA its own ANDA for enoxaparin with a paragraph IV certification. Sanofi-Aventis sued Amphastar and Teva for patent infringement, and in response Amphastar and Teva asserted claims of non-infringement, invalidity and/or unenforceability of the '618 Patent, as well as various counterclaims, and sought related declaratory judgment relief against Sanofi-Aventis. In September 2005, after issuance of the '743 Reissue Patent, Amphastar and Teva each subsequently amended its own ANDA to include a second paragraph IV certification for the '743 Reissue Patent.

        In June 2005, the District Court granted summary judgment in the Amphastar/Teva case, finding that both the '618 Patent and the '743 Reissue Patent were unenforceable due to Sanofi-Aventis' inequitable conduct before the United States Patent and Trademark Office, or USPTO. Thereafter, Sanofi-Aventis appealed the decision to the United States Court of Appeals for the Federal Circuit, or the Court of Appeals. In April 2006, the Court of Appeals determined that, although there were no issues of material fact with respect to the materiality of certain information withheld from the USPTO, there remained genuine issues of material fact regarding the intent to deceive the USPTO. Accordingly, the Court of Appeals reversed the District Court's ruling and remanded the case to the District Court for further proceedings consistent with the Court of Appeals' decision. The District Court held a bench trial in December 2006 focused only on inequitable conduct and, in February 2007, the District Court ruled in favor of Amphastar and Teva holding both the '618 Patent and the '743 Reissue Patent unenforceable by virtue of Sanofi-Aventis' inequitable conduct before the USPTO. Sanofi-Aventis appealed this ruling and, in May 2008, the Court of Appeals affirmed the District Court's ruling. In June 2008, Sanofi-Aventis petitioned the Court of Appeals for a rehearing en banc and that petition was denied by the Court of Appeals in September 2008. Sanofi-Aventis may, however, decide to petition the United States Supreme Court for review of the case. Our ability to launch M-Enoxaparin, and the timing of any such launch, may depend in part upon the final outcome of this litigation and we cannot be certain when the outcome of the litigation will be final.

Sandoz Patent Infringement Lawsuit

        In August 2005, Sandoz submitted an ANDA to the FDA to obtain approval for the commercial manufacture, use and sale of the syringe formulation of enoxaparin and in 2006 Sandoz amended its ANDA by filing a paragraph IV certification stating, among other things, that the '618 Patent and '743 Reissue Patent are invalid and unenforceable. In response, Sanofi-Aventis brought a patent infringement suit against Sandoz in August 2006. Sandoz moved for summary judgment finding unenforceability of the '618 Patent and '743 Reissue Patent based upon the decision in the Amphastar/Teva case, and in September 2008 the District Court ruled in favor of Sandoz. Sanofi-Aventis has appealed this decision to the Court of Appeals.

        In December 2006, Sandoz submitted an ANDA with the FDA to obtain approval for the commercial manufacture, use and sale of the vial formulation of enoxaparin and included a paragraph IV certification, stating, among other things, that the '618 Patent and '743 Reissue Patent are invalid and unenforceable. Sanofi-Aventis brought a patent infringement suit against Sandoz in September 2007. Sandoz moved to dismiss the suit based upon the decision in the Amphastar/Teva case, and in September 2008 the District Court ruled in favor of Sandoz. Sanofi-Aventis has appealed this decision to the Court of Appeals.

        Continuing litigation could delay or prevent the introduction of M-Enoxaparin. Moreover, Sanofi-Aventis' efforts to litigate against potential generic challengers to enforce its intellectual property related to Lovenox may not be limited to enforcement of the '618 Patent and '743 Reissue Patent. Pharmaceutical companies frequently sue generic challengers over potential infringement of patents that are not listed in the Orange Book. Presently, we are not aware of any enoxaparin litigation relating to non-Orange Book patents, but it is possible that Sanofi-Aventis will initiate such litigation against us, Sandoz, Teva, Amphastar, or others in the future. If Sanofi-Aventis were to initiate litigation relating to non-Orange Book patents, this litigation could significantly delay, impair or prevent our ability to commercialize M-Enoxaparin and our business would be materially harmed.

        Under our 2003 Sandoz Collaboration, the decision as to when to begin marketing M-Enoxaparin if the ANDA is approved will be determined jointly by us and Sandoz in most circumstances. However, Sandoz does have sole discretion over the decision as to when to begin marketing M-Enoxaparin under certain circumstances. Sandoz could decide to market M-Enoxaparin "at risk," that is prior to final resolution of either the Teva and Amphastar or Sandoz litigation matters, which could result in significant damages, including possibly treble damages, in the event Sanofi-Aventis is successful in either patent litigation case. Although Sandoz has agreed to indemnify us for patent liability damages, Sandoz has the right to offset certain of these liabilities against the profit-sharing amounts, the royalties and the milestone payments otherwise due to us from the marketing of M-Enoxaparin.

        Litigation involves many risks and uncertainties, and there is no assurance that Amphastar, Teva, Sandoz or we will prevail in any lawsuit with Sanofi-Aventis. In addition, Sanofi-Aventis has significant resources and any litigation with Sanofi-Aventis could last a number of years, potentially delaying or prohibiting the commercialization of M-Enoxaparin. If, as a result of protracted litigation, we are not successful in commercializing M-Enoxaparin or are significantly delayed in doing so, we may have to curtail our other product development programs and our business would be materially harmed.

We will need to develop or acquire additional technologies as part of our efforts to analyze the chemical composition of complex mixture drugs.

        In order to adequately analyze other complex mixture drugs, such as glycoproteins, we will need to develop or acquire new technologies. Our inability to develop or acquire and apply these new technologies would impair our ability to develop improved, next-generation or follow-on versions of existing products. Our inability to develop or acquire additional technology for the characterization of complex mixtures could reduce the likelihood of our success developing additional products.

Competition in the biotechnology and pharmaceutical industries is intense, and if we are unable to compete effectively, our financial results will suffer.

        The markets in which we intend to compete are undergoing, and are expected to continue to undergo, rapid and significant technological change. We expect competition to intensify as technological advances are made or new biotechnology products are introduced. New developments by competitors may render our current or future product candidates and/or technologies non-competitive, obsolete or not economical. Our competitors' products may be more efficacious or marketed and sold more effectively than any of our products.

        Many of our competitors have:

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  significantly greater financial, technical and human resources than we have at every stage of the discovery, development, manufacturing and commercialization process;

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  more extensive experience in commercializing generic drugs, conducting preclinical studies, conducting clinical trials, obtaining regulatory approvals, challenging patents and in manufacturing and marketing pharmaceutical products;

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  products that have been approved or are in late stages of development; and

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  collaborative arrangements in our target markets with leading companies and research institutions.

        If we successfully develop and obtain approval for our drug candidates, we will face competition based on many different factors, including:

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  the safety and effectiveness of our products;

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  the timing and scope of regulatory approvals for these products;

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  the availability and cost of manufacturing, marketing, distribution and sales capabilities;

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  the effectiveness of our marketing, distribution and sales capabilities;

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  the price of our products;

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  the availability and amount of third-party reimbursement for our products; and

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  the strength of our patent position.

        Our competitors may develop or commercialize products with significant advantages in regard to any of these factors. Our competitors may therefore be more successful in commercializing their products than we are, which could adversely affect our competitive position and business.

If we are unable to establish and maintain key customer arrangements, sales of our products, and therefore revenues, would decline.

        Generic pharmaceutical products are sold through various channels, including retail, mail order, and to hospitals through group purchasing organizations, or GPOs. As enoxaparin is primarily a hospital-based product, we expect to derive a large percentage of our future revenue for M-Enoxaparin through contracts with GPOs. Currently, a relatively small number of GPOs control a substantial portion of generic pharmaceutical sales to hospital customers. In order to establish and maintain contracts with these GPOs, we believe that we, in collaboration with Sandoz, will need to maintain adequate drug supplies, remain price competitive, comply with FDA regulations and provide high-quality products. The GPOs with whom we hope to establish contracts may also have relationships with our competitors and may decide to contract for or otherwise prefer products other than ours, limiting access of M-Enoxaparin to certain hospital segments. Our sales could also be negatively affected by any rebates, discounts or fees that are required by our customers, including the GPOs, wholesalers, distributors, retail chains or mail order services, to gain and retain market acceptance for our products. We anticipate that M356 will be primarily distributed through retail channels and mail order services. If we are unable to establish and maintain arrangements with all of these customers, future sales of our products, including M-Enoxaparin and M356, our revenues and our profits would suffer.

Even if we receive approval to market our drug candidates, the market may not be receptive to our drug candidates upon their commercial introduction, which could prevent us from being profitable.

        Even if our drug candidates are successfully developed, our success and growth will also depend upon the acceptance of these drug candidates by physicians and third-party payors. Acceptance of our product development candidates will be a function of our products being clinically useful, being cost effective and demonstrating superior therapeutic effect with an acceptable side effect profile as compared to existing or future treatments. In addition, even if our products achieve market acceptance, we may not be able to maintain that market acceptance over time.

        Factors that we believe will materially affect market acceptance of our drug candidates under development include:

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  the timing of our receipt of any marketing approvals, the terms of any approval and the countries in which approvals are obtained;

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  the safety, efficacy and ease of administration of our products;

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  the competitive pricing of our products;

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  the success of our physician education and marketing programs;

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  the sales, distribution and marketing efforts of competitors; and

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  the availability and amount of government and third-party payor reimbursement.

        If our products do not achieve market acceptance, we will not be able to generate sufficient revenues from product sales to maintain or grow our business.

If we are not able to retain our current management team or attract and retain qualified scientific, technical and business personnel, our business will suffer.

        We are dependent on the members of our management team for our business success. Our employment arrangements with our executive officers are terminable by either party on short notice or no notice. We do not carry life insurance on the lives of any of our personnel. The loss of any of our executive officers would result in a significant loss in the knowledge and experience that we, as an organization, possess and could cause significant delays, or outright failure, in the development and approval of our product candidates. In addition, there is intense competition from numerous pharmaceutical and biotechnology companies, universities, governmental entities and other research institutions, for human resources, including management, in the technical fields in which we operate, and we may not be able to attract and retain qualified personnel necessary for the successful development and commercialization of our product candidates.

There is a substantial risk of product liability claims in our business. If our existing product liability insurance is insufficient, a product liability claim against us that exceeds the amount of our insurance coverage could adversely affect our business.

        Our business exposes us to significant potential product liability risks that are inherent in the development, manufacturing and marketing of human therapeutic products. Product liability claims could delay or prevent completion of our development programs. If we succeed in marketing products, such claims could result in a recall of our products or a change in the indications for which they may be used. While we currently maintain product liability insurance coverage that we believe is adequate for our current operations, we cannot be sure that such coverage will be adequate to cover any incident or all incidents. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to maintain sufficient insurance at a reasonable cost to protect us against losses that could have a material adverse effect on our business. These liabilities could prevent or interfere with our product development and commercialization efforts.

As we evolve from a company primarily involved in drug discovery and development into one that is also involved in the commercialization of drug products, we may have difficulty managing our growth and expanding our operations successfully.

        As we advance our drug candidates through the development process, we will need to expand our development, regulatory, manufacturing, sales and marketing capabilities or contract with other organizations to provide these capabilities for us. As our operations expand, we expect that we will need to manage additional relationships with various collaborative partners, suppliers and other organizations. Our ability to manage our operations and growth requires us to continue to improve our operational, financial and management controls, reporting systems and procedures. Such growth could place a strain on our administrative and operational infrastructure. We may not be able to make improvements to our management information and control systems in an efficient or timely manner and may discover deficiencies in existing systems and controls.

We may acquire or make investments in companies or technologies that could have an adverse effect on our business, results of operations and financial condition or cash flows.

        We may acquire or invest in companies, products and technologies. Such transactions involve a number of risks, including:

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  we may find that the acquired company or assets does not further our business strategy, or that we overpaid for the company or assets, or that economic conditions change, all of which may generate a future impairment charge;

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  difficulty integrating the operations and personnel of the acquired business, and difficulty retaining the key personnel of the acquired business;

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  difficulty incorporating the acquired technologies;

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  difficulties or failures with the performance of the acquired technologies or drug products;

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  we may face product liability risks associated with the sale of the acquired company's products;

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  disruption or diversion of management's attention by transition or integration issues and the complexity of managing diverse locations;

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  difficulty maintaining uniform standards, internal controls, procedures and policies;

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  the acquisition may result in litigation from terminated employees or third parties; and

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  we may experience significant problems or liabilities associated with product quality, technology and legal contingencies.

        These factors could have a material adverse effect on our business, results of operations and financial condition or cash flows, particularly in the case of a larger acquisition or multiple acquisitions in a short period of time. From time to time, we may enter into negotiations for acquisitions that are not ultimately consummated. Such negotiations could result in significant diversion of management time, as well as out-of-pocket costs.

        The consideration paid in connection with an acquisition also affects our financial results. If we were to proceed with one or more significant acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash to consummate any acquisition. To the extent we issue shares of stock or other rights to purchase stock, including options or other rights, existing stockholders may be diluted and earnings per share may decrease. In addition, acquisitions may result in the incurrence of debt, large one-time write-offs and restructuring charges. They may also result in goodwill and other intangible assets that are subject to impairment tests, which could result in future impairment charges.

Risks Relating to Development and Regulatory Approval

If we are not able to obtain regulatory approval for commercial sale of our generic product candidates, including M-Enoxaparin and M356, as therapeutic equivalents to their corresponding reference listed drugs, our future results of operations will be adversely affected.

        Our future results of operations depend to a significant degree on our ability to obtain regulatory approval for and commercialize generic versions of complex drugs, such as M-Enoxaparin and M356. We will be required to demonstrate to the satisfaction of the FDA, among other things, that our generic products (i) contain the same active ingredients as the branded products upon which they are based, (ii) are of the same dosage form, strength and route of administration as the branded products upon which they are based, and have the same labeling as the approved labeling for the branded products, with certain exceptions, and (iii) meet compendial or other applicable standards for strength, quality, purity and identity, including potency. In addition, approval of a generic product generally requires demonstrating that the generic drug is bioequivalent to the listed drug upon which it is based, meaning that there are no significant differences with respect to the rate and extent to which the active ingredients are absorbed and become available at the site of drug action. However, the FDA may or may not waive the requirements for certain bioequivalence data (including clinical data) for certain drug products, including injectable solutions that have been shown to contain the same active and inactive ingredients in the same concentration as the reference listed drug.

        Determination of therapeutic equivalence of our generic versions of complex drugs to the reference listed drugs will be based, in part, on our demonstration of the chemical equivalence of our versions to their respective reference listed drugs. The FDA may not agree that we have adequately characterized our products or that our products and their respective branded drugs are chemical equivalents. In that case, the FDA may require additional information, including preclinical or clinical test results, to determine therapeutic equivalence or to confirm that any inactive ingredients or impurities do not compromise the product's safety and efficacy. Provision of sufficient information for approval may be difficult, expensive and lengthy. We cannot predict whether any of our generic product candidates will receive FDA approval.

        In the event that the FDA modifies its current standards for therapeutic equivalence with respect to generic versions of Lovenox, Copaxone or other complex drug products, does not establish standards for interchangeability for generic versions of complex drug products, or requires us to conduct clinical trials or complete other lengthy procedures, the commercialization of some of our development candidates could be delayed or prevented or become more expensive. Delays in any part of the process or our inability to obtain regulatory approval for our products could adversely affect our operating results by restricting or significantly delaying our introduction of new products.

If the United States Congress does not take action to create an abbreviated regulatory pathway for follow-on biologics, and if the FDA is not able to establish specific guidelines regarding the scientific analyses required for characterizing follow-on versions of biologics and complex protein drugs, then the uncertainty about the potential value of our glycoprotein program will be increased.

        The regulatory climate in the United States for follow-on versions of biologics and complex protein products remains uncertain. Although there has been recent legislative activity, there is currently no established statutory or regulatory pathway for approval of follow-on versions of biologics and most protein drugs. The FDA has approved the majority of new protein products under the Public Health Service Act, or PHSA, through the use of Biologic License Applications, or BLAs. There is no provision in the PHSA for an abbreviated BLA approval pathway comparable to an ANDA under Section 505(j) of the Federal Food, Drug, and Cosmetic Act, or the FDCA, and the FDA has stated it does not believe it has the authority to rely on prior BLA approvals or on their underlying data to approve follow-on products. Moreover, even for proteins originally approved as NDAs under Section 505(b) of the FDCA, there is uncertainty as to what data the FDA may require to demonstrate the sameness required for approval of an

ANDA. In addition, there has been opposition to the FDA's use of section 505(b)(2), which allows an applicant to rely on information from published scientific literature and/or a prior approval of a similar drug, to approve follow-on versions of protein and other complex drug products approved under section 505(b)(1) of the FDCA.

        Although the FDA has previously stated its intention to draft guidance that is broadly applicable to follow-on protein products, the agency has not issued such guidance to date and may never do so. Protracted timelines and failure of the FDA to establish standards for approval of follow-on protein products or failure of the United States Congress to enact legislation establishing an abbreviated pathway for approval of follow-on biologics could reduce the value of, or render obsolete, our glycoprotein program.

If our preclinical studies and clinical trials for our development candidates, including M118, are not successful, we will not be able to obtain regulatory approval for commercial sale of our novel or improved drug candidates.

        To obtain regulatory approval for the commercial sale of our novel or improved drug candidates, we are required to demonstrate through preclinical studies and clinical trials that our drug development candidates are safe and effective. Preclinical studies and clinical trials of new development candidates are lengthy and expensive and the historical failure rate for development candidates is high.

        A failure of one or more of our preclinical studies or clinical trials can occur at any stage of testing. We may experience numerous unforeseen events during, or as a result of, preclinical studies and clinical trials that could delay or prevent our ability to receive regulatory approval or commercialize M118 or our other drug candidates, including:

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  regulators or institutional review boards may not authorize us to commence a clinical trial or conduct a clinical trial at a prospective trial site;

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  our preclinical studies or clinical trials may produce negative or inconclusive results, and we may be required to conduct additional preclinical studies or clinical trials or we may abandon projects that we previously expected to be promising;

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  enrollment in our clinical trials may be slower than we anticipate, resulting in significant delays, and participants may drop out of our clinical trials at a higher rate than we anticipate;

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  we might have to suspend or terminate our clinical trials if the participants are being exposed to unacceptable health risks;

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  regulators or institutional review boards may require that we hold, suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements;

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  the cost of our clinical trials may be greater than we anticipate; and

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  the effects of our drug candidates may not be the desired effects or may include undesirable side effects or our product candidates may have other unexpected characteristics.

        The results from preclinical studies of a development candidate may not predict the results that will be obtained in human clinical trials. If we are required to conduct additional clinical trials or other testing of M118 or our product candidates beyond those that we currently contemplate, if we are unable to successfully complete our clinical trials or other tests, or if the results of these trials are not positive or are only modestly positive, we may be delayed in obtaining marketing approval for our drug candidates or we may not be able to obtain marketing approval at all. Our product development costs will also increase if we experience delays in testing or approvals. Significant clinical trial delays could allow our competitors to bring products to market before we do and impair our ability to commercialize our products or potential products. If any of these events occur, our business will be materially harmed.

Failure to obtain regulatory approval in foreign jurisdictions would prevent us from marketing our products abroad.

        We intend in the future to market our products outside of the United States. In order to market our products in the European Union and many other foreign jurisdictions, we must obtain separate regulatory approvals and comply with the numerous and varying regulatory requirements of each jurisdiction. The approval procedure and requirements vary among countries, and can require, among other things, submitting or conducting additional testing in each jurisdiction. The time required to obtain approval abroad may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval, and we may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in any other foreign country or by the FDA. We and our collaborators may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market outside of the United States. The failure to obtain these approvals could materially adversely affect our business, financial condition and results of operations.

Even if we obtain regulatory approvals, our marketed drugs will be subject to ongoing regulatory review. If we fail to comply with continuing United States and foreign regulations, we could lose our approvals to market drugs and our business would be seriously harmed.

        Even after approval, any drug products we develop will be subject to ongoing regulatory review, including the review of clinical results which are reported after our drug products are made commercially available. In addition, the manufacturer and manufacturing facilities we use to produce any of our drug candidates will be subject to periodic review and inspection by the FDA. We will be required to report any serious and unexpected adverse experiences and certain quality problems with our products and make other periodic reports to the FDA. The discovery of any new or previously unknown problems with the product, manufacturer or facility may result in restrictions on the drug or manufacturer or facility, including withdrawal of the drug from the market. Certain changes to an approved product, including in the way it is manufactured or promoted, often require prior FDA approval before the product as modified may be marketed. If we fail to comply with applicable continuing regulatory requirements, we may be subject to warning letters, civil penalties, suspension or withdrawal of regulatory approvals, product recalls and seizures, injunctions, operating restrictions and/or criminal prosecutions and penalties.

If third-party payors do not adequately reimburse customers for any of our approved products, they might not be purchased or used, and our revenues and profits will not develop or increase.

        Our revenues and profits will depend heavily upon the availability of adequate reimbursement for the use of our approved product candidates from governmental and other third-party payors, both in the United States and in foreign markets. Reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor's determination that use of a product is:

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  a covered benefit under its health plan;

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  safe, effective and medically necessary;

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  appropriate for the specific patient;

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  cost-effective; and

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  neither experimental nor investigational.

        Obtaining reimbursement approval for a product from each government or other third-party payor is a time-consuming and costly process that could require us to provide supporting scientific, clinical and cost-effectiveness data for the use of our products to each payor. We may not be able to provide data sufficient to gain acceptance with respect to reimbursement. There is substantial uncertainty whether any particular payor will reimburse the use of any drug product incorporating new technology. Even when a payor determines that a product is eligible for reimbursement, the payor may impose coverage limitations that preclude payment for some uses that are approved by the FDA or comparable authority. Moreover, eligibility for coverage does not imply that any product will be reimbursed in all cases or at a rate that allows us to make a profit or even cover our costs. Interim payments for new products, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the product and the clinical setting in which it is used, may be based on payments allowed for lower-cost products that are already reimbursed, may be incorporated into existing payments for other products or services, and may reflect budgetary constraints and/or imperfections in Medicare, Medicaid or other data used to calculate these rates. Net prices for products may be reduced by mandatory discounts or rebates required by government health care programs or by any future relaxation of laws that restrict imports of certain medical products from countries where they may be sold at lower prices than in the United States.

        There have been, and we expect that there will continue to be, federal and state proposals to constrain expenditures for medical products and services, which may affect payments for our products. The Centers for Medicare and Medicaid Services, or CMS, frequently change product descriptors, coverage policies, product and service codes, payment methodologies and reimbursement values. Third-party payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and both CMS and other third-party payors may have sufficient market power to demand significant price reductions. Due in part to actions by third-party payors, the health care industry is experiencing a trend toward containing or reducing costs through various means, including lowering reimbursement rates, limiting therapeutic class coverage and negotiating reduced payment schedules with service providers for drug products.

        Our inability to promptly obtain coverage and profitable reimbursement rates from government-funded and private payors for our products could have a material adverse effect on our operating results and our overall financial condition.

If efforts by manufacturers of branded products to delay or limit the use of generics are successful, our sales of technology-enabled generic products may suffer.

        Many manufacturers of branded products have increasingly used legislative, regulatory and other means to delay competition from manufacturers of generic drugs. These efforts have included:

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  settling patent lawsuits with generic companies, resulting in such patents remaining an obstacle for generic approval by others;

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  settling paragraph IV patent litigation with generic companies to prevent the expiration of the 180-day generic marketing exclusivity period or to delay the triggering of such exclusivity period;

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  submitting Citizen Petitions to request the FDA Commissioner to take administrative action with respect to prospective and submitted generic drug applications;

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  seeking changes to the United States Pharmacopeia, an industry recognized compilation of drug standards;

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  pursuing new patents for existing products or processes which could extend patent protection for a number of years or otherwise delay the launch of generic drugs; and

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  attaching special patent extension amendments to unrelated federal legislation.

        In February 2003, Sanofi-Aventis filed a Citizen Petition with the FDA requesting that the FDA withhold approval of any ANDA for a generic version of Lovenox until and unless the FDA determines that the manufacturing process used by the generic applicant is equivalent to the process used to make

Lovenox, or until the generic applicant demonstrates through clinical trials that its product is equally safe and effective as Lovenox, and unless the generic product is shown to contain a specific molecular structure. Teva, Amphastar, and others have filed comments opposing the Sanofi-Aventis Citizen Petition, and Sanofi-Aventis has filed numerous supplements and reply comments in support of its Citizen Petition. The FDA has yet to rule on the Sanofi-Aventis Citizen Petition, and if the FDA ultimately grants the Sanofi-Aventis Citizen Petition, we and Sandoz may be unable to obtain approval of our ANDA for M-Enoxaparin, which would materially harm our business.

        In September 2008, Teva Neuroscience, Inc. (on behalf of Teva Pharmaceutical Industries Ltd.) filed a Citizen Petition with the FDA requesting that the FDA neither approve nor accept for filing any ANDA for a generic version of Copaxone because the complexity of Copaxone makes it impossible to demonstrate that the active ingredient in the generic version is the same as Copaxone. The FDA has yet to rule on the Citizen Petition, and if the FDA ultimately grants the Citizen Petition, we and Sandoz may be unable to obtain approval of the ANDA for M356, which would materially harm our business.

        Further, some manufacturers of branded products have engaged in state-by-state initiatives to enact legislation that restricts the substitution of some branded drugs with generic drugs. If these efforts to delay or block competition are successful, we may be unable to sell our generic products, which could have a material adverse effect on our sales and profitability.

Federal legislation will increase the pressure to reduce prices of pharmaceutical products paid for by Medicare, which could adversely affect our revenues, if any.

        The Medicare Prescription Drug Improvement and Modernization Act of 2003, or MMA, changed the way Medicare covers and reimburses for pharmaceutical products. The legislation introduced a new reimbursement methodology based on average sales prices for drugs that are used in hospital settings or under the direct supervision of a physician and, starting in 2006, expanded Medicare coverage for drug purchases by the elderly. In addition, the MMA requires the creation of formularies for self-administered drugs, and provides authority for limiting the number of drugs that will be covered in any therapeutic class and provides for plan sponsors to negotiate prices with manufacturers and suppliers of covered drugs. As a result of the MMA and the expansion of federal coverage of drug products, we expect continuing pressure to contain and reduce costs of pharmaceutical products. Cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for our products and could materially adversely affect our operating results and overall financial condition. While the MMA generally applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement policies, and any reduction in coverage or payment that results from the MMA may result in a similar reduction in coverage or payments from private payors.

        Congress has from time to time considered other legislation, which if enacted, would permit more widespread re-importation of drugs from foreign countries into the United States and which may include re-importation from foreign countries where drugs are frequently sold at lower prices than in the United States; other proposed legislation would have removed restrictions on CMS' ability to negotiate discounts directly with prescription drug manufacturers provided through the Medicare program. Such legislation, or similar regulatory changes, could decrease the reimbursement we receive for any approved products which, in turn, could materially adversely affect our operating results and our overall financial condition.

Foreign governments tend to impose strict price or reimbursement controls, which may adversely affect our revenues, if any.

        In some foreign countries, particularly the countries of the European Union, the pricing and /or reimbursement of prescription pharmaceuticals is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our business could be adversely affected.

If we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected.

        Our research and development involves, and may in the future involve, the use of hazardous materials and chemicals and certain radioactive materials and related equipment. For the years ended December 31, 2007, 2006 and 2005, we spent approximately $64,000, $31,000 and $19,000, respectively, in order to comply with environmental and waste disposal regulations. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards mandated by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be eliminated. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. Although we maintain workers' compensation insurance as prescribed by the Commonwealth of Massachusetts and, for claims not covered by workers' compensation insurance, employer's liability insurance, to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of these materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate, any of these laws or regulations.

Risks Relating to Patents and Licenses

If we are not able to obtain and enforce patent protection for our discoveries, our ability to successfully commercialize our product candidates will be harmed and we may not be able to operate our business profitably.

        Our success depends, in part, on our ability to protect proprietary methods and technologies that we develop under the patent and other intellectual property laws of the United States and other countries, so that we can prevent others from using our inventions and proprietary information. However, we may not hold proprietary rights to some patents related to our current or future product candidates. Because patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, or in some cases not at all, and because publications of discoveries in scientific literature lag behind actual discoveries, we cannot be certain that we were the first to make the inventions claimed in issued patents or pending patent applications, or that we were the first to file for protection of the inventions set forth in our patent applications. As a result, we may be required to obtain licenses under third-party patents to market our proposed products. If licenses are not available to us on acceptable terms, or at all, we will not be able to market the affected products.

        Our strategy depends on our ability to rapidly identify and seek patent protection for our discoveries. This process is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Despite our efforts to protect our proprietary rights, unauthorized parties may be able to obtain and use information that we regard as proprietary. The issuance of a patent does not guarantee that it is valid or enforceable, so even if we obtain patents, they may not be valid or enforceable against third parties. In addition, the issuance of a patent does not guarantee that we have the right to practice the patented invention. Third parties may have blocking patents that could be used to prevent us from marketing our own patented product and practicing our own patented technology.

        Our pending patent applications may not result in issued patents. The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations. The standards which the USPTO and its foreign counterparts use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. The laws of some foreign countries do not protect proprietary information to the same extent as the laws of the United States, and many companies have encountered significant problems and costs in protecting their proprietary information in these foreign countries. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims allowed in any patents issued to us or to others.

        The allowance of broader claims may increase the incidence and cost of patent interference proceedings and/or opposition proceedings, and the risk of infringement litigation. On the other hand, the allowance of narrower claims may limit the value of our proprietary rights. Our issued patents may not contain claims sufficiently broad to protect us against third parties with similar technologies or products, or provide us with any competitive advantage. Moreover, once they have issued, our patents and any patent for which we have licensed or may license rights may be challenged, narrowed, invalidated or circumvented. If our patents are invalidated or otherwise limited, other companies will be better able to develop products that compete with ours, which could adversely affect our competitive business position, business prospects and financial condition.

        We also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, our business and financial condition could be materially adversely affected.

Third parties may allege that we are infringing their intellectual property rights, forcing us to expend substantial resources in resulting litigation, the outcome of which would be uncertain. Any unfavorable outcome of such litigation could have a material adverse effect on our business, financial position and results of operations.

        If any party asserts that we are infringing their intellectual property rights or that our creation or use of proprietary technology infringes upon their intellectual property rights, we might be forced to incur expenses to respond to and litigate the claims. Furthermore, we may be ordered to pay damages, potentially including treble damages, if we are found to have willfully infringed a party's patent rights. In addition, if we are unsuccessful in litigation, or pending the outcome of litigation, a court could issue a temporary injunction or a permanent injunction preventing us from marketing and selling the patented drug or other technology for the life of the patent that we have allegedly or been deemed to have infringed. Litigation concerning intellectual property and proprietary technologies is becoming more widespread and can be protracted and expensive, and can distract management and other key personnel from performing their duties for us.

        Any legal action against us or our collaborators claiming damages and seeking to enjoin any activities, including commercial activities relating to the affected products, and processes could, in addition to subjecting us to potential liability for damages, require us or our collaborators to obtain a license in order to continue to manufacture or market the affected products and processes. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, some licenses may be non-exclusive, and therefore, our competitors may have access to the same technology licensed to us.

        If we fail to obtain a required license or are unable to design around a patent, we may be unable to effectively market some of our technology and products, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations.

If we become involved in patent litigation or other proceedings to determine or enforce our intellectual property rights, we could incur substantial costs which could adversely affect our business.

        We may need to resort to litigation to enforce a patent issued to us or to determine the scope and validity of third-party patent or other proprietary rights in jurisdictions where we intend to market our products, including the United States, the European Union, and many other foreign jurisdictions. The cost to us of any litigation or other proceeding relating to determining the validity of intellectual property rights, even if resolved in our favor, could be substantial and could divert our management's efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they may have substantially greater resources. Moreover, the failure to obtain a favorable outcome in any litigation in a jurisdiction where there is a claim of patent infringement could significantly delay the marketing of our products in that particular jurisdiction. The costs and uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

We in-license a significant portion of our proprietary technologies and if we fail to comply with our obligations under any of the related agreements, we could lose license rights that are necessary to develop our product candidates.

        We are a party to and rely on a number of in-license agreements with third parties, such as those with the Massachusetts Institute of Technology, that give us rights to intellectual property that is necessary for our business. In addition, we expect to enter into additional licenses in the future. Our current in-license arrangements impose various development, royalty and other obligations on us. If we breach our obligations with regard to our exclusive in-licenses, they could be converted to non-exclusive licenses or the agreements could be terminated, which would result in our being unable to develop, manufacture and sell products that are covered by the licensed technology.

Risks Relating to Our Dependence on Third Parties

Our 2003 Sandoz Collaboration and 2006 Sandoz Collaboration are important to our business. If Sandoz fails to adequately perform under either collaboration, or if we or Sandoz terminate all or a portion of either collaboration, the development and commercialization of some of our drug candidates, including injectable enoxaparin, would be delayed or terminated and our business would be adversely affected.

        Under our 2003 Sandoz Collaboration, we and Sandoz agree to exclusively work with each other in the development and commercialization of injectable enoxaparin within the United States. We also granted to Sandoz the right to negotiate additional rights for certain products under certain circumstances. Under the 2006 Sandoz Collaboration, we and Sandoz agree to exclusively work with each other in the development and commercialization of four follow-on and complex generic products for sale in specified regions of the world, including M356 worldwide and the expansion of M-Enoxaparin activity into the European Union.

2003 Sandoz Collaboration

        Either we or Sandoz may terminate the 2003 Sandoz Collaboration for material uncured breaches or certain events of bankruptcy or insolvency by the other party. Sandoz may also terminate the 2003 Sandoz Collaboration if the injectable enoxaparin product or the market lacks commercial viability, if new laws or regulations are passed or court decisions rendered that substantially diminish our legal avenues for commercialization of M-Enoxaparin, or, in multiple cases, if certain costs exceed mutually agreed upon limits. If the 2003 Sandoz Collaboration is terminated other than due to our uncured breach or bankruptcy, we will be granted an exclusive license under certain intellectual property of Sandoz to develop and commercialize injectable enoxaparin in the United States. In that event, we would need to expand our internal capabilities or enter into another collaboration, which could cause significant delays that could prevent us from completing the development and commercialization of injectable enoxaparin. If Sandoz terminates the 2003 Sandoz Collaboration due to our uncured breach or bankruptcy, Sandoz would retain the exclusive right to develop and commercialize injectable enoxaparin in the United States. In that event, we would no longer have any influence over the development or commercialization strategy of injectable M-Enoxaparin in the United States. In addition, Sandoz would retain its rights of first negotiation with respect to certain of our other products in certain circumstances and its rights of first refusal outside of the United States and the European Union. Accordingly, if Sandoz terminates the 2003 Sandoz Collaboration, our introduction of M-Enoxaparin may be significantly delayed, we may decide to discontinue the M-Enoxaparin project, or our revenues may be reduced, any one of which could have a material adverse effect on our business.

2006 Sandoz Collaboration

        Either we or Sandoz may terminate the collaboration and license agreement, or Definitive Agreement, we executed with Sandoz in June 2007, as amended in April 2008, for material uncured breaches or certain events of bankruptcy or insolvency by the other party. In addition, the following termination rights apply to some of the products, on a product-by-product basis: (i) if clinical trials are required, (ii) at either party's convenience within a certain time period, (iii) if the parties agree, or the relevant regulatory authority states in writing, that our intellectual property does not contribute to product approval, (iv) if Sandoz decides to permanently cease development and commercialization of a product, or (v) by either party with respect to certain products if, following a change of control of the other party, the other party fails to perform its material obligations with respect to such product. For some of the products, for any termination of the Definitive Agreement other than a termination by Sandoz due to our uncured breach or bankruptcy, or a termination by us alone due to the need for clinical trials, we will be granted an exclusive license under certain intellectual property of Sandoz to develop and commercialize the particular product. In that event, we would need to expand our internal capabilities or enter into another collaboration, which could cause significant delays that could prevent us from completing the development and commercialization of such product. For some products, if Sandoz terminates the Definitive Agreement due to our uncured breach or bankruptcy, or if there is a termination by us alone due to the need for clinical trials, Sandoz would retain the exclusive right to develop and commercialize the applicable product. In that event, we would no longer have any influence over the development or commercialization strategy of such product. In addition, for other products, if Sandoz terminates due to our uncured breach or bankruptcy, Sandoz retains a right to license certain of our intellectual property without the obligation to make any additional payments for such licenses. For certain products, if the Definitive Agreement is terminated other than due to our uncured breach or bankruptcy, neither party will have a license to the other party's intellectual property. In that event, we would need to expand our internal capabilities or enter into another collaboration, which could cause significant delays that could prevent us from completing the development and commercialization of such product. Accordingly, if the Definitive Agreement is terminated, our introduction of certain products may be significantly delayed, or our revenues may be significantly reduced either of which could have a material adverse effect on our business.

We may need or elect to enter into alliances or collaborations with other companies to supplement and enhance our own capabilities or fund our development efforts. If we are unsuccessful in forming or maintaining these alliances on favorable terms, or if any collaborative partner terminates or fails to perform its obligations, our business could be adversely affected.

        Because we have limited or no capabilities for manufacturing, sales, marketing and distribution, we may need to enter into alliances or collaborations with other companies that can assist with the development and commercialization of our drug candidates. In those situations, we would expect our alliance or collaborative partners to provide substantial capabilities in manufacturing, sales, marketing and distribution. We may not be successful in entering into any such alliances.

        Even if we do succeed in securing such alliances, we may not be able to maintain them.

        Factors that may affect the success of our collaborations include the following:

  •
  disputes may arise in the future with respect to the ownership of rights to technology developed with collaborators;

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  our collaborators may pursue alternative technologies or develop alternative products, either on their own or in collaboration with others, that may be competitive with the products on which they are collaborating with us or which could affect our collaborators' commitment to our collaborations;

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  our collaborators may terminate their collaborations with us, which could make it difficult for us to attract new collaborators or adversely affect how we are perceived in the business and financial communities;

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  our collaborators may pursue higher-priority programs or change the focus of their development programs, which could affect the collaborators' commitment to us; and

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  our collaborators with marketing rights may choose to devote fewer resources to the marketing of our product candidates, if any are approved for marketing, than to products from their own development programs.

        In addition to relying on a third party for its capabilities, we may depend on our alliances with other companies to provide substantial additional funding for development and potential commercialization of our drug candidates. We may not be able to obtain funding on favorable terms from these alliances, and if we are not successful in doing so, we may not have sufficient funds to develop particular drug candidates internally, or to bring drug candidates to market. Failure or delays in bringing our drug candidates to market will reduce their competitiveness and prevent us from generating sales revenues, which may substantially harm our business.

        Furthermore, in an effort to continually update and enhance our proprietary technology platform, we enter into agreements with other companies to develop, license, acquire and/or collaborate on various technologies. If we are unable to enter into the desired agreements, if the agreements do not yield the intended results or if the agreements terminate, we may need to find alternative approaches to such technology needs. If any of these occur, the development and commercialization of one or more drug candidates could be delayed, curtailed or terminated, any of which may adversely affect our business.

We and our collaborative partners depend on third parties for the manufacture of products. If we encounter difficulties in our supply or manufacturing arrangements, our business may be materially adversely affected.

        We have limited personnel with experience in, and we do not own facilities for, manufacturing products. In addition, we do not have, and do not intend to develop, the ability to manufacture material for our clinical trials or at commercial scale. To develop our drug candidates, apply for regulatory approvals and commercialize any products, we or our collaborative partners need to contract for or otherwise arrange for the necessary manufacturing facilities and capabilities. If these contract manufacturers are unable to manufacture sufficient quantities of product, comply with regulatory requirements, or breach or terminate their manufacturing arrangements with us, the development and commercialization of the affected products or drug candidates could be delayed, which could have a material adverse effect on our business. In addition, any change in these manufacturers could be costly because the commercial terms of any new arrangement could be less favorable and because the expenses relating to the transfer of necessary technology and processes could be significant.

        We have relied upon third parties to produce material for preclinical and clinical studies and may continue to do so in the future. We cannot be certain that we will be able to obtain and/or maintain long-term supply and supply arrangements of those materials on acceptable terms, if at all. If we are unable to arrange for third-party manufacturing, or to do so on commercially reasonable terms, we may not be able to complete development of our products or market them.

        In addition, the FDA and other regulatory authorities require that our products be manufactured according to current Good Manufacturing Practices, or cGMP, regulations. Any failure by us, our collaborative partners or our third-party manufacturers to comply with cGMP, and/or our failure to scale-up our manufacturing processes could lead to a delay in, or failure to obtain, regulatory approval. In addition, such failure could be the basis for action by the FDA to withdraw approvals for drug candidates previously granted to us and for other regulatory action. To the extent we rely on a third-party manufacturer, the risk of non-compliance with cGMPs may be greater and the ability to effect corrective actions for any such noncompliance may be compromised or delayed.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate product revenues.

        We do not have a sales organization and have no experience as a company in the sales, marketing and distribution of pharmaceutical products. There are risks involved with establishing our own sales and marketing capabilities, as well as entering into arrangements with third parties to perform these services. For example, developing a sales force is expensive and time consuming and could delay any product launch. In addition, to the extent that we enter into arrangements with third parties to perform sales, marketing and distribution services, we will have less control over sales of our products, and our future revenues would depend heavily on the success of the efforts of these third parties.

General Company Related Risks

Our directors, executive officers and major stockholders have substantial influence or control over matters submitted to stockholders for approval that could delay or prevent a change in corporate control.

        Our directors, executive officers and principal stockholders, together with their affiliates and related persons, beneficially owned, in the aggregate, approximately 33.6% of our outstanding common stock as of September 30, 2008. As a result, these stockholders, if acting together, may have the ability to determine the outcome of or influence matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these persons, acting together, may have the ability to control the management and affairs of our company. Accordingly, this concentration of ownership may harm the market price of our common stock by:

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  delaying, deferring or preventing a change in control of our company;

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  entrenching our management and/or board;

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  impeding a merger, consolidation, takeover or other business combination involving our company; or

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  discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

        Provisions in our certificate of incorporation and our by-laws may delay or prevent an acquisition of us or a change in our management. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. These provisions include:

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  a classified board of directors;

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  a prohibition on actions by our stockholders by written consent; and

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  limitations on the removal of directors.

        Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner. Finally, these provisions establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon at stockholder meetings. These provisions would apply even if the offer may be considered beneficial by some stockholders.

Our stock price may be volatile, and purchasers of our common stock could incur substantial losses.

        The stock market in general and the market prices for securities of biotechnology companies in particular have experienced extreme volatility that often has been unrelated or disproportionate to the operating performance of these companies. The trading price of our common stock has been, and is likely to continue to be, volatile. Furthermore, our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

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  failure to obtain FDA approval for the M-Enoxaparin or M356 ANDA or other adverse FDA decisions relating to M-Enoxaparin or M356, including the FDA requiring clinical trials as a condition to M-Enoxaparin or M356 approval;

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  FDA approval of other ANDAs for generic versions of Lovenox or Copaxone;

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  litigation involving our company or our general industry or both;

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  a decision in favor of or against Sanofi-Aventis in any of the current patent litigation matters, or a settlement related to any of those cases;

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  failure of our other product applications to meet the requirements for regulatory review and/or approval;

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  results or delays in our or our competitors' clinical trials or regulatory filings;

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  failure to demonstrate therapeutic equivalence with respect to our technology-enabled generic product candidates;

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  demonstration of or failure to demonstrate the safety and efficacy for our novel development product candidates;

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  our inability to manufacture any products in conformance with cGMP or in commercial quantities;

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  failure of any of our product candidates, if approved, to achieve commercial success;

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  developments or disputes concerning our patents or other proprietary rights;

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  changes in estimates of our financial results or recommendations by securities analysts;

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  termination of any of our strategic partnerships;

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  significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

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  investors' general perception of our company, our products, the economy and general market conditions; and

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  significant fluctuations in the price of securities generally or biotech company securities specifically.

        If any of these factors causes an adverse effect on our business, results of operations or financial condition, the price of our common stock could fall and investors may not be able to sell their common stock at or above their respective purchase prices.

We could be subject to class action litigation due to stock price volatility, which, if it occurs, will distract our management and could result in substantial costs or large judgments against us.

        The stock market in general has recently experienced extreme price and volume fluctuations. In addition, the market prices of securities of companies in the biotechnology industry have been extremely volatile and have experienced fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These fluctuations could adversely affect the market price of our common stock. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market prices of their securities. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert our management's attention and resources, which could cause serious harm to our business, operating results and financial condition.

Risks Related to this Offering

Investors in this offering will pay a much higher price than the book value of our stock.

        Investors in this offering will incur immediate and substantial dilution of $6.17, representing the difference between our net tangible book value as of September 30, 2008 and the as adjusted net tangible book value per share after giving effect to this offering at an offering price of $9.00 per share. In the past, we issued options to acquire common stock at prices below the offering price in this offering. To the extent these outstanding options are ultimately exercised or any of our authorized preferred stock is ultimately issued and converted, further dilution will occur. See "Dilution" on page S-31 for a more detailed discussion of the dilution investors in this offering will incur.

Because our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

        The net proceeds from this offering will be available for, among other purposes, general corporate purposes, and our management will have broad discretion as to the use of such proceeds. Accordingly, investors will be relying on the judgment of our management with regard to the use of net proceeds we receive from this offering, and they will not have the opportunity to assess whether the proceeds are being used appropriately. It is possible that the proceeds we receive will be invested in a way that does not yield a favorable, or any, return for us.

If securities analysts downgrade our stock or cease coverage of us, the price of our stock could decline.

        The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. Currently, five financial analysts publish reports about us and our business. We do not control these or any other analysts. Furthermore, there are many large, well-established, publicly traded companies active in our industry and market, which may mean that it is less likely that we will receive widespread analyst coverage. If any of the analysts who cover us downgrade our stock, our stock price would likely decline rapidly. If these analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Future sales of additional shares of our common stock could cause the price of our common stock to decline.

        Sales of substantial amounts of our common stock in the public market following this offering, or the perception by the market that those sales could occur, may lower our stock price or make it difficult for us to raise additional equity capital in the future. For example, one of our large stockholders may decide to sell a substantial portion of its shares of our common stock. In addition, the issuance of common stock upon exercise of outstanding options could be dilutive, and may cause the market price for a share of our common stock to decline. As of September 30, 2008, we had 36,922,162 shares of common stock issued and outstanding, together with outstanding options to purchase 3,968,420 shares of common stock with a weighted average exercise price of $11.31 per share.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Statements, other than statements of historical facts, that we include in this prospectus and in the documents we incorporate by reference in this prospectus, may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We use the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "will," "would" and similar expressions, or the negative of those terms, to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus and any document incorporated by reference. We caution you that we do not undertake any obligation to update or revise forward-looking statements made by us, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of 2,800,000 shares of our common stock that we are offering at an offering price of $9.00 per share will be approximately $24.1 million after deducting the placement agency fee and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate and working capital purposes. Although we have not yet identified any specific uses for these proceeds, we currently anticipate using the proceeds for some or all of the following purposes: research and development expenses, manufacturing expenses, clinical trial costs, general and administrative expenses and potential acquisitions of, or investments in, companies, products and technologies that complement our business. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

 CAPITALIZATION

        The following table sets forth our cash, cash equivalents and short-term investments and our capitalization as of September 30, 2008:

  •
  on an actual basis; and

  •
  on an as adjusted basis to give effect to the sale of 2,800,000 shares of common stock in this offering at an offering price of $9.00 per share, after deducting the placement agency fee and estimated offering expenses payable by us.

        You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related footnotes incorporated by reference in this prospectus.

	As of September 30, 2008
	Actual	As Adjusted
	(In thousands)
Cash, cash equivalents and marketable securities	$95,412	$119,555

Long-term liabilities	14,789	14,789
Stockholders' equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding actual and as adjusted	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized actual and as adjusted, 36,922,162 shares issued and outstanding at September 30, 2008 and 39,722,162 shares outstanding as adjusted at September 30, 2008	4	4
Additional paid-in capital	329,937	354,080
Accumulated other comprehensive income	121	121
Accumulated deficit	(238,668)	(238,668)

Total stockholders' equity	91,394	115,537

Total capitalization	$106,183	$130,326

        The number of shares of outstanding after this offering is based on 36,922,162 shares of our common stock outstanding as of September 30, 2008, and excludes:

  •
  3,968,420 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $11.31 per share; and

  •
  an aggregate of 3,136,349 additional shares of our common stock reserved for future issuance under our stock incentive plans.

 DILUTION

        If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of September 30, 2008 was approximately $88.2 million, or $2.39 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale by us of the 2,800,000 shares of common stock offered in this offering at an offering price of $9.00 per share and after deducting the placement agency fee and estimated offering expenses payable by us, our net tangible book value as of September 30, 2008 would have been approximately $112.3 million, or $2.83 per share of common stock. This represents an immediate increase in the net tangible book value of $0.44 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $6.17 per share to new investors. The following table illustrates this per share dilution:

Offering price per share to investors		$9.00

Net tangible book value per share as of September 30, 2008	$2.39
Increase per share attributable to new investors	$0.44

Net tangible book value per share after this offering		2.83

Dilution per share to new investors		$6.17

        In the discussion and table above, we assume no exercise of outstanding options. As of September 30, 2008, there were 3,968,420 shares of common stock reserved for issuance upon exercise of outstanding options with a weighted average exercise price of $11.31 per share. To the extent that any of these outstanding options are exercised, there will be further dilution to new investors. To the extent any authorized preferred stock is issued and converted, there will be further dilution to new investors.

 PLAN OF DISTRIBUTION

        Leerink Swann LLC, which we refer to as the placement agent, has entered into a placement agency agreement with us in which Leerink Swann LLC has agreed to act as our placement agent in connection with the offering. Under the placement agency agreement, the placement agent has agreed, on a best efforts basis, to introduce us to investors who will purchase the shares. The placement agent has no obligation to buy any of the shares from us or to arrange the purchase or sale of any specific number or dollar amount of the shares. We will enter into subscription agreements directly with investors in connection with this offering.

        Certain investor funds may be deposited into an escrow account set up at U.S. Bank National Association, as escrow agent. The escrow agent will not accept any investor funds until the date of this prospectus supplement. Before the closing date, the escrow agent will notify the placement agent when funds to pay for the shares have been received. We will deposit the shares with The Depository Trust Company upon receiving notice from the placement agent. At the closing, The Depository Trust Company will credit the shares to the respective accounts of the investors. If the conditions to this offering are not satisfied or waived, then all investor funds that were deposited into escrow will be returned to investors and this offering will terminate.

        The following table shows the per share and total fees we will pay to the placement agent assuming all of the shares of common stock offered by this prospectus supplement are issued and sold by us.

Placement Fees	Per Share	Total
Common Stock offered hereby	$0.297	$831,600

        Because there is no minimum offering amount required as a condition to closing, the actual total may be less than the maximum total set forth above.

        We estimate that our total expenses of this offering, excluding the placement agent's fees, will be approximately $225,000.

        In no event will the total amount of compensation paid to any member of the National Association of Securities Dealers upon completion of this offering exceed 8.0% of the maximum gross proceeds of this offering.

        We have agreed, subject to customary exceptions, not to offer, sell, issue, contract to sell, pledge, grant options, rights or warrants to purchase, or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission, a registration statement under the Securities Act of 1933 relating to, any shares of our common stock or securities exchangeable for or convertible into our common stock, or to publicly announce an intention to do any of the foregoing, for a period of 60 days after the date of this prospectus supplement without the prior written consent of the placement agent. Our directors and executive officers and certain stockholders have agreed not to, directly or indirectly, offer, sell, contract to sell, grant options to purchase, or otherwise dispose of any shares of common stock or securities exchangeable for or convertible into shares of common stock for a period of 60 days after the date of this prospectus supplement without the prior written consent of the placement agent, subject to customary exceptions.

        We have agreed to indemnify the placement agent against liabilities relating to the offering, including liabilities under the Securities Act of 1933, or to contribute to payments that the placement agent may be required to make in that respect.

        From time to time, the placement agent and its affiliates have provided, and may from time to time in the future provide, investment banking and other services to us for which they receive customary fees and commissions.

        The placement agent has informed us that it does not intend to engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

        A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by the placement agent and the placement agent may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

        The validity of the common stock and certain other legal matters will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts, is counsel for the placement agent.

EXPERTS

        The consolidated financial statements of Momenta Pharmaceuticals, Inc. appearing in Momenta Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of Momenta Pharmaceuticals, Inc.'s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We are "incorporating by reference" in this prospectus some of the documents we file with the Securities and Exchange Commission, or SEC. This means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

        We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

  (1)
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC on March 10, 2008;

  (2)
  our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007, as filed with the SEC on November 14, 2008;

  (3)
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, as filed with the SEC on May 9, 2008;

  (4)
  our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, as filed with the SEC on August 5, 2008;

  (5)
  our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, as filed with the SEC on November 7, 2008;

  (6)
  our Current Report on Form 8-K, as filed with the SEC on January 28, 2008;

  (7)
  our Current Report on Form 8-K, as filed with the SEC on February 28, 2008;

  (8)
  our Current Report on Form 8-K, as filed with the SEC on April 16, 2008;

  (9)
  our Current Report on Form 8-K, as filed with the SEC on April 29, 2008;

  (10)
  our Current Report on Form 8-K, as filed with the SEC on April 30, 2008;

  (11)
  our Current Report on Form 8-K, as filed with the SEC on June 11, 2008;

  (12)
  our Current Report on Form 8-K, as filed with the SEC on July 11, 2008;

  (13)
  our Current Report on Form 8-K/A, as filed with the SEC on September 16, 2008;

  (14)
  our Current Report on Form 8-K, as filed with the SEC on September 26, 2008;

  (15)
  our Current Report on Form 8-K, as filed with the SEC on December 5, 2008;

  (16)
  the description of our common stock which is contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, in the form declared effective by the SEC on June 14, 2004, including any subsequent amendments or reports filed for the purpose of updating such description;

  (17)
  all our filings pursuant to the Securities Exchange Act after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement; and

  (18)
  all documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports.

        You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, Attention: Richard P. Shea, Chief Financial Officer, telephone: (617) 491-9700.

        You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants, like us, that file electronically with the SEC. The address of the SEC's Internet site is www.sec.gov. Our website is www.momentapharma.com.

        Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, shortly after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        This prospectus supplement is part of a registration statement we filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC's Public Reference Room or through its website.

PROSPECTUS

$150,000,000

MOMENTA PHARMACEUTICALS, INC.

Common Stock
 Preferred Stock
Debt Securities
Warrants

        We may from time to time issue up to $150,000,000 aggregate principal amount of common stock, preferred stock, debt securities and warrants. We may sell these securities to or through underwriters, directly to investors or through agents. We will specify the terms of the securities, and the names of any underwriters or agents, in supplements to this prospectus.

        Our common stock is listed on the NASDAQ Global Market and traded under the symbol "MNTA." The closing bid price of our common stock on the NASDAQ Global Market on January 24, 2007 was $18.15 per share.

        Investing in our securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated February 7, 2007.

        No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Momenta Pharmaceuticals, Inc. or any such person. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Momenta Pharmaceuticals, Inc. since the date hereof. This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement or any "free writing prospectus" we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

MOMENTA PHARMACEUTICALS, INC.

        Momenta is a biotechnology company specializing in the sequencing, or detailed structural analysis, and design of complex drugs for the development of technology-enabled generic versions of complex drug products and improved versions of existing drugs, as well as the discovery of novel drugs and biological processes. Through detailed analysis of the molecular structure of complex sugars and other complex mixtures, we believe our proprietary technology enables us to define the specific sequences contained in complex drugs, including those structures that had previously not been described due to a lack of available technology. In addition, we are able to derive a more complete understanding of the roles that complex sugars play in cellular function, disease and drug action based on our analytical capabilities. With our capabilities, we have developed a diversified pipeline of near-term product opportunities and novel discovery and development candidates.

        We were incorporated in Delaware in May 2001 under the name Mimeon, Inc. In September 2002, we changed our name to Momenta Pharmaceuticals, Inc. Our principal executive offices are located at 675 West Kendall Street, Cambridge, MA 02142, and our telephone number is (617) 491-9700. Our website address is www.momentapharma.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address as an inactive technical reference only.

        Unless otherwise stated, all references to "us," "our," "Momenta," "we," the "Company" and similar designations refer to Momenta Pharmaceuticals, Inc. Our logo, trademarks and service marks are the property of Momenta. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

 RISK FACTORS

        An investment in our securities involves significant risks. You should carefully consider the risks, including the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the risk factors incorporated herein by reference before you make an investment decision pursuant to this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that we include in this prospectus, any prospectus supplement, and in the documents we incorporate by reference in this prospectus, may be deemed forward-looking statements for purposes of the Securities Act and the Securities Exchange Act. We use the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project," "will," "would" and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and, accordingly, you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the forward-looking statements that we make, including the factors included in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement, and any document incorporated by reference. We caution you that we do not undertake any obligation to update forward-looking statements made by us.

 USE OF PROCEEDS

        Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including clinical trial costs, research and development expenses, manufacturing expenses, general and administrative expenses, and potential acquisitions of companies, products and technologies that complement our business. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

        We did not record earnings for any of the years ended December 31, 2005, 2004, 2003, 2002 or 2001 or for the nine-month period ended September 30, 2006. Accordingly, our earnings were insufficient to cover fixed charges in such periods and we are unable to disclose a ratio of earnings to fixed charges. The following table sets forth, for each of the periods presented, the dollar amount of the deficiency of earnings available to cover fixed charges. For purposes of computing the deficiency of earnings available to cover fixed charges, fixed charges represent interest expense, an estimate of the interest expense within rental expense, the non-cash dividend related to the beneficial conversion feature of our Series C redeemable convertible preferred stock and the accretion to redemption value of the redeemable convertible preferred stock.

	Nine Month Period Ended, September 30, 2006
		Year Ended December 31,
In thousands		2005	2004	2003	2002	2001
Deficiency of Earnings to Cover Fixed Charges	$35,930	$21,662	$36,316	$9,843	$5,389	$393

DILUTION

        We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

  •
  the net tangible book value per share of our equity securities before and after the offering;

  •
  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

  •
  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

 THE SECURITIES WE MAY OFFER

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

        We may sell from time to time, in one or more offerings:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities; and

  •
  warrants to purchase any of the securities listed above.

        In this prospectus, we refer to the common stock, preferred stock, debt securities and warrants collectively as "securities." The total dollar amount of all securities that we may sell will not exceed $150,000,000.

        If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

 DESCRIPTION OF CAPITAL STOCK

        Under our certificate of incorporation, we are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. The following description summarizes information about our capital stock. You can obtain more comprehensive information about our capital stock by consulting our certificate of incorporation and by-laws, each as amended to date, as well as the Delaware General Corporation Law.

Common Stock

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

        In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co.

Preferred Stock

        Under the terms of our certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock. We have designated one series of preferred stock. See "—Series A Preferred Stock" below.

        The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

        The preferred stock of each series will rank senior to the common stock and the Series A Junior Participating Preferred Stock in priority of payment of dividends and in the distribution of assets in the event of our liquidation, dissolution or winding up, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled. Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

  Series A Preferred Stock

        On October 31, 2005, our board of directors designated 100,000 shares of preferred stock as Series A Junior Participating Preferred Stock, $0.01 par value per share, or Series A preferred stock, as set forth in the Certificate of Designations of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on November 8, 2005. Also on October 31, 2005, our board of directors approved a Rights Agreement between us and American Stock Transfer & Trust Company, as rights agent thereunder, referred to as the Rights Agreement. Effective November, 7, 2005, our board of directors declared a dividend of one Right for each outstanding share of our common stock, to stockholders of record as of the close of business on November 18, 2005. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of Series A preferred stock, at a purchase price of $125.00 in cash, subject to adjustment.

        Initially, the Rights are not exercisable and will be attached to all certificates representing outstanding shares of common stock, and no separate Rights Certificates will be distributed. The Rights will separate from the common stock, and the Distribution Date will occur, upon the earlier of (i) ten business days following the later of (a) the first date of a public announcement that a person or group of affiliated or associated persons, or an Acquiring Person, has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of our common stock or (b) the first date on which an executive officer of the Company has actual knowledge that an Acquiring Person has become such, with such date being a Stock Acquisition Date, or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding shares of our common stock. The Distribution Date may be deferred in circumstances determined by our board of directors. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. Until the Distribution Date, or earlier redemption or expiration of the Rights, (i) the Rights will be evidenced by the common stock certificates outstanding on the record date of November 18, 2005, together with a summary of rights to be mailed to record holders, or by new common stock certificates issued after such record date which contain a notation incorporating the Rights Agreement by reference, (ii) the Rights will be transferred with and only with such common stock certificates and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

        The Rights are not exercisable until the Distribution Date and will expire upon the close of business on November 6, 2008, referred to as the Final Expiration Date, unless earlier redeemed or exchanged as described below. As soon as practicable after the Distribution Date, separate Rights Certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by our board of directors, and except for shares of common stock issued upon exercise, conversion or exchange of then outstanding options, convertible or exchangeable securities or other contingent obligations to issue shares or pursuant to any employee benefit plan or arrangement, only shares of common stock issued prior to the Distribution Date will be issued with Rights.

        In the event that any person becomes an Acquiring Person, unless the event causing the 20% threshold to be crossed is a Permitted Offer, as defined in the Rights Agreement, then, promptly following the first occurrence of such event, each holder of a Right (except as provided in the Rights Agreement) shall thereafter have the right to receive, upon exercise, that number of shares of our common stock, or, in certain circumstances, cash, property or other securities, which equals the exercise price of the Right divided by 50% of the current market price, as defined in the Rights Agreement, per share of common stock at the date of the occurrence of such event. However, Rights are not exercisable following such event until such time as the Rights are no longer redeemable by us. Notwithstanding any of the foregoing, following the occurrence of such event, all Rights that are, or, under certain circumstances specified in the Rights Agreement, were, beneficially owned by any Acquiring Person will be null and void. The event summarized in this paragraph is referred to as an A Trigger Event.

        For example, at an exercise price of $125.00 per Right, each Right not owned by an Acquiring Person, or by certain related parties, following an A Trigger Event would entitle its holder to purchase for $125.00 such number of shares of common stock, or other consideration, as noted above, as equals $125.00 divided by one-half of the current market price, as defined in the Rights Agreement, of the common stock. Assuming that the common stock had a market price of $25.00 per share at such time, the holder of each valid Right would be entitled to purchase ten shares of common stock, having a market value of 10 × $25.00, or $250.00, for $125.00.

        In the event that, at any time after any person becomes an Acquiring Person, (i) we are consolidated with, or merged with and into, another entity and we are not the surviving entity of such consolidation or merger (other than a consolidation or merger that follows a Permitted Offer) or if we are the surviving entity, but shares of our outstanding common stock are changed or exchanged for stock or securities, of any other person, or cash or any other property, or (ii) more than 50% of our assets or earning power is sold or transferred, each holder of a Right, except Rights which previously have been voided as set forth above, shall thereafter have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercise price of the Right divided by 50% of the current market price, as defined in the Rights Agreement, of such common stock at the date of the occurrence of the event. The events summarized in this paragraph are referred to as a B Trigger Event. An A Trigger Event and a B Trigger Event are collectively referred to as Triggering Events.

        For example, at an exercise price of $125.00 per Right, each valid Right following a B Trigger Event would entitle its holder to purchase for $125.00 such number of shares of common stock of the acquiring company as equals $125.00 divided by one-half of the current market price, as defined in the Rights Agreement, of such common stock. Assuming that such common stock had a market price of $25.00 per share at such time, the holder of each valid Right would be entitled to purchase ten shares of common stock of the acquiring company, having a market value of 10 × $25.00, or $250.00, for $125.00.

        At any time after the occurrence of an A Trigger Event, when no person owns a majority of our common stock, our board of directors may exchange the Rights, other than Rights owned by such Acquiring Person which have become void, in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of Series A preferred stock, or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges, per Right, subject to adjustment.

        The purchase price payable, and the number of units of Series A preferred stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, our Series A preferred stock, (ii) if holders of the Series A preferred stock are granted certain rights or warrants to subscribe for Series A preferred stock or convertible securities at less than the then-current market price, as defined in the Rights Agreement, of the Series A preferred stock, or (iii) upon the distribution to holders of the Series A preferred stock of evidences of indebtedness or assets, excluding regular periodic cash dividends paid out of earnings or retained earnings, or of subscription rights or warrants, other than those referred to above. The number of Rights associated with each share of common stock is also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date.

        With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional shares of Series A preferred stock, other than fractions which are integral multiples of one one-thousandth of a share of Series A preferred stock, will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A preferred stock on the last trading date prior to the date of exercise.

        Series A preferred stock purchasable upon exercise of the Rights will not be redeemable. Each share of Series A preferred stock will be entitled to receive, when, as and if declared by our board of directors, a minimum preferential quarterly dividend payment of $10.00 per share or, if greater, an aggregate dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Series A preferred stock will be entitled to a minimum preferential liquidation payment of $1,000.00 per share, plus an amount equal to accrued and unpaid dividends, and will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. Each share of Series A preferred stock will have 1,000 votes, voting together with the common stock. In the event of any merger, consolidation or other transaction in which common stock is changed or exchanged, each share of Series A preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions. Because of the nature of the Series A preferred stock's dividend, liquidation and voting rights, the value of one one-thousandth of a share of Series A preferred stock purchasable upon exercise of each Right should approximate the value of one share of common stock.

        At any time prior to the earlier of the tenth business day, or such later date as may be determined by the board of directors, after the Stock Acquisition Date and the Final Expiration Date, we may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, referred to as the Redemption Price, payable in cash or stock. Immediately upon the redemption of the Rights or such earlier time as established by our board of directors in the resolution ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. Although the distribution of the Rights should not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for our common stock, or other consideration, or for common stock of the acquiring company as set forth above.

        Any provision of the Rights Agreement, other than the redemption price, may be amended by our board of directors prior to such time as the Rights are no longer redeemable. Once the Rights are no longer redeemable, our board of directors' authority to amend the Rights is limited to correcting ambiguities or defective or inconsistent provisions in a manner that does not adversely affect the interest of holders of Rights.

        The Rights are intended to protect our stockholders in the event of an unfair or coercive offer to acquire us and to provide our board of directors with adequate time to evaluate unsolicited offers. The Rights may have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offeror willing to make an offer at a fair price and otherwise in our best interests and our stockholders, as determined by a majority of our board of directors. The Rights should not interfere with any merger or other business combination approved by our board of directors.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter and By-Laws

        We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly-held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger or consolidation involving us, and the interested stockholder and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

        Our certificate of incorporation provides that the directors elected may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any annual election of directors. Under our certificate of incorporation, any vacancy or newly created directorships on the board of directors can be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

        Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our by-laws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chief executive officer, president, our chairman of the board, or a majority of our board of directors. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

        The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our by-laws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes which all our stockholders would be entitled to cast in any annual election of directors.

Potential Effects of Authorized but Unissued Stock

        We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

        The existence of unissued and unreserved common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

 DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

        We will issue senior notes under a senior indenture which we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term "trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

        We will describe in the applicable prospectus supplement the following terms relating to a series of notes:

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  the title;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of notes in global form, and, if so, who the depository will be;

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  the maturity date;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the notes will be secured or unsecured, and the terms of any secured debt;

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  whether or not the notes will be senior or subordinated;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of notes;

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  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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  whether we will be restricted from incurring any additional indebtedness;

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  a discussion on any material or special United States federal income tax considerations applicable to the notes;

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  the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

        We will set forth in the applicable prospectus supplement the terms on which a series of notes may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of notes receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of notes that we may issue:

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  if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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  if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur to us.

        If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

        The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

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  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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  subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

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  the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

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  the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

        We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

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  to fix any ambiguity, defect or inconsistency in the indenture; and

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  to change anything that does not materially adversely affect the interests of any holder of notes of any series.

        In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

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  extending the fixed maturity of the series of notes;

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  reducing the principal amount, reducing the rate of interest, or any premium payable upon the redemption of any notes; or

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  reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Discharge

        Each indenture provides that we can elect, under certain circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  compensate and indemnify the trustee; and

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  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

        If we elect to redeem the notes of any series, we will not be required to:

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  issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

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  register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Information Concerning the Trustee

        The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

        We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in The City of New York as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

        All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

 DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

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  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreement and warrants may be modified;

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  a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

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  the terms of the securities issuable upon exercise of the warrants; and

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  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

 LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its nominee. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which will in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security will be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

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  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "Legal Holders";

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  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

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  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security will be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

        The global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

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  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

  •
  the name or names of any underwriters;

  •
  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options pursuant to which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any initial public offering price; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

        We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing transactions—Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

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  Over-allotments and syndicate covering transactions—Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short position may involve either "covered" short sales or "naked" short sales. Covered short sales are short sales made in an amount not greater than the underwriters' over-allotment option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

  •
  Penalty bids—If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

        Similar to other purchase transactions, an underwriter's purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the securities.

        If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the securities on the NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

VALIDITY OF SECURITIES

        The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

 EXPERTS

        The consolidated financial statements of Momenta Pharmaceuticals, Inc. appearing in Momenta Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2005 and Momenta Pharmaceuticals, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management's assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        The SEC also maintains an Internet site, the address of which is www.sec.gov. That site also contains our annual, quarterly and current reports, proxy statements, information statements and other information.

        We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement because some parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's web site.

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities being offered by us, including exhibits and schedules. We also maintain an Internet site at www.momentapharma.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our Internet site is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We are "incorporating by reference" in this prospectus some of the documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

        We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

  (1)
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC on March 16, 2006;

  (2)
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed with the SEC on May 9, 2006;

  (3)
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed with the SEC on August 9, 2006;

  (4)
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as filed with the SEC on November 8, 2006;

  (5)
  our Current Report on Form 8-K, as filed with the SEC on January 5, 2006;

  (6)
  our Current Report on Form 8-K, as filed with the SEC on March 10, 2006;

  (7)
  our Current Report on Form 8-K, as filed with the SEC on April 7, 2006;

  (8)
  our Current Report on Form 8-K, as filed with the SEC on June 1, 2006;

  (9)
  our Current Report on Form 8-K, as filed with the SEC on June 19, 2006;

  (10)
  our two Current Reports on Form 8-K, as filed with the SEC on July 25, 2006;

  (11)
  our Current Report on Form 8-K, as filed with the SEC on July 31, 2006;

  (12)
  our Current Report on Form 8-K under Item 8.01, as filed with the SEC on August 8, 2006;

  (13)
  our two Current Reports on Form 8-K, as filed with the SEC on August 15, 2006;

  (14)
  our Current Report on Form 8 K, as filed with the SEC on August 22, 2006;

  (15)
  our Current Report on form 8-K, as filed with the SEC on September 11, 2006;

  (16)
  our Current Report on form 8-K, as filed with the SEC on September 20, 2006;

  (17)
  our two Current Reports on form 8-K, as filed with the SEC on September 28, 2006;

  (18)
  our Current Report on form 8-K, as filed with the SEC on October 23, 2006;

  (19)
  our Current Report on form 8-K, as filed with the SEC on October 25, 2006;

  (20)
  our Current Report on form 8-K, as filed with the SEC on December 21, 2006;

  (21)
  our Current Report on form 8-K, as filed with the SEC on January 23, 2007;

  (22)
  the description of our common stock which is contained in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, in the form declared effective by the SEC on June 14, 2004, including any subsequent amendments or reports filed for the purpose of updating such description;

  (23)
  all our filings pursuant to the Securities Exchange Act after the date of filing of the initial registration statement and prior to the effectiveness of the registration statement; and

  (24)
  all documents and reports that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports.

        You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting Momenta Pharmaceuticals, Inc., 675 West Kendall Street, Cambridge, Massachusetts 02142, Attention: Michael A. Lawless, Senior Director, Investor Relations, telephone: (617) 491-9700.

        You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

2,800,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

LEERINK SWANN

December 11, 2008

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS SUPPLEMENT
PROSPECTUS SUPPLEMENT SUMMARY
The Offering
SUMMARY FINANCIAL DATA
RISK FACTORS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
DILUTION
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INCORPORATION OF DOCUMENTS BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
MOMENTA PHARMACEUTICALS, INC.
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DILUTION
THE SECURITIES WE MAY OFFER
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
LEGAL OWNERSHIP OF SECURITIES
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE